Exhibit 10.1

EXECUTION VERSION

TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (this “Agreement”), dated as of July 31, 2022, is made by and among Ingevity Corporation, a Delaware corporation (“Buyer”), William H. Carr, an individual resident of Alabama (“Bill Carr”), Jerry N. Carr, an individual resident of Florida (“Jerry Carr”), Leon M. Gross, III, an individual resident of Alabama (“Lee Gross” and, together with Bill Carr and Jerry Carr, the “Equityholders” and each, an “Equityholder”), Ozark Holdings, Inc., an Alabama corporation (“Seller”), and each of the other entities set forth on Exhibit A that are signatories hereto (such entities, collectively, the “Excluded Subsidiaries” and each, an “Excluded Subsidiary”), in connection with that certain Equity Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Buyer, Seller, Ozark Materials, LLC, an Alabama limited liability company (“Ozark Materials”), and Ozark Logistics, LLC, an Alabama limited liability company (“Ozark Logistics” and, together with Ozark Materials, the “Companies” and each, a “Company”). Seller, the Equityholders, and the Excluded Subsidiaries are referred to herein from time to time collectively as the “Ozark Parties” and individually as an “Ozark Party.” Buyer and the Ozark Parties are referred to herein from time to time collectively as the “Parties” and individually as a “Party.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

In consideration for the benefits to be received, directly or indirectly, by the Ozark Parties as a result of the consummation of the transactions contemplated by the Purchase Agreement, and, as an inducement to Buyer’s willingness to enter into the Purchase Agreement, the Parties hereby agree as follows:

1. Transaction Support. As a material inducement to Buyer to enter into the Purchase Agreement and to consummate the transactions contemplated thereby and the other Transaction Documents (collectively, the “Transactions”), each Equityholder hereby acknowledges and agrees that he (a) has executed and delivered contemporaneously with the execution and delivery of the Purchase Agreement, the written consent attached hereto as Exhibit B approving the Transactions on behalf of Seller and on behalf of each Company (in Seller’s capacity as the sole member of each Company), (b) will not withdraw or rescind such written consent and (c) will take all reasonable actions to continue to approve and support the Transactions. Each Equityholder agrees that he will not transfer, in whole or in part, any of his direct or indirect equity interests in Seller or the Companies prior to the Closing or the earlier termination of the Purchase Agreement in accordance with the terms therein.

2. Exclusivity. No Equityholder shall solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of a portion of or all or substantially all of the capital stock or other securities or assets of any Acquired Company (including any acquisition structured as a merger, consolidation, or share exchange) (each, a “Company Transaction”). Each Equityholder shall, and shall cause their respective Affiliates and representatives to, terminate any and all negotiations or discussions with any third party regarding any proposal concerning any Company Transaction. Within three Business Days following the date hereof, each Equityholder shall instruct any such third party to return or destroy all non-public information provided to such Person in connection with such Person’s consideration of any Company Transaction in accordance with the confidentiality agreement entered into by such Person for the benefit of the Company.

3. Representations and Warranties of the Equityholders. Each Equityholder represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and as of the Closing Date.

(a) Such Equityholder has all requisite capacity and authority to execute and deliver this Agreement and each other Transaction Document to which he is a party (if any) and to perform such Equityholder’s obligations hereunder and thereunder. This Agreement and each other Transaction Document to which he is a party (if any) has been duly and validly executed by such Equityholder and, assuming the due execution and delivery by the other Parties and the other parties thereto, constitutes a legal, valid and binding obligation of such Equityholder, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of injunctive relief and other equitable remedies.

(b) Neither the execution and delivery of this Agreement or any other Transaction Document to which he is a party (if any), the performance of such Equityholder’s obligations hereunder or thereunder, nor the consummation of the Transactions will (i) violate any Law to which such Equityholder or any of such Equityholder’s assets, rights or properties is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person any right under (including any right to accelerate, terminate, novate, modify or cancel), require any notice under or result in the loss or cancellation of benefits or rights under (in each case, with or without notice or lapse of time or both), any Contract to which such Equityholder is a party or by which such Equityholder is bound or to which any of the Seller Interests (as defined below) or any of such Equityholder’s assets are subject, or (iii) result in the imposition or creation of (A) a Lien upon or with respect to any of the Interests or the Seller Interests, or (B) a Lien (other than any Permitted Lien) upon or with respect to any of such Equityholder’s assets (other than the Seller Interests).

(c) No Equityholder is required to give any notice to, make any filing with, or obtain any Consent from any Governmental Entity or any other Person in order to execute and deliver this Agreement or the other Transaction Documents to which he is a party (if any), perform such Party’s covenants hereunder and thereunder, and consummate the Transactions.

(d) There are no Actions pending, or threatened, against such Equityholder that would adversely affect or materially impair or delay such Equityholder’s performance under this Agreement or the other Transaction Documents to which he is a party (if any), the consummation of the Transactions, or that affect Seller’s title to the Interests or such Equityholder’s title to the Seller Interests.

(e) Except as set forth in Section 4.5 of the Disclosure Schedule, such Equityholder has not engaged or retained, and such Equityholder has no Liability to pay any fees or commissions to, any broker, finder or agent with respect to the consummation of the Transactions or in connection with the negotiation thereof.

(f) The Equityholders collectively hold of record and own beneficially all of the equity interests in Seller (the “Seller Interests”), and have good and valid title to such Seller Interests, free and clear of any restrictions on transfer (other than restrictions on transfer under the Securities Act and applicable state securities Laws), Taxes and Liens. No Equityholder is a party to any option, warrant, purchase right, subscription right, conversion right, exchange right or other Contract or commitment that could require such Equityholder to sell, transfer or otherwise dispose of, or purchase, repurchase or otherwise acquire, the Interests or the Seller Interests, and there is no Contract, agreement or arrangement not yet fully performed which would result in the creation of any of the foregoing. No Equityholder is a party to any equityholder agreement, voting agreement, voting trust, proxy or other agreement, arrangement, understanding or other Contract with respect to the voting of the Interests or the Seller Interests. Seller owns, directly or indirectly, all of the outstanding equity interests of each Excluded Subsidiary.

2

4. Representations, Warranties and Covenants of the Excluded Subsidiaries. Each Excluded Subsidiary represents and warrants to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and as of the Closing Date.

(a) Such Excluded Subsidiary is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State in which such Excluded Subsidiary was organized.

(b) Such Excluded Subsidiary has all requisite limited liability company power, legal right and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party (if any) and to perform such Excluded Subsidiary’s obligations hereunder and thereunder. This Agreement and each other Transaction Document to which such Excluded Subsidiary is a party (if any) has been duly and validly executed by such Excluded Subsidiary and, assuming the due execution and delivery by the other Parties and other parties thereto, constitutes legal, valid and binding obligations of such Excluded Subsidiary, enforceable in accordance with their respective terms and conditions, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of injunctive relief and other equitable remedies. All necessary limited liability company or other action has been taken by such Excluded Subsidiary to authorize the execution, delivery and performance by such Excluded Subsidiary of this Agreement and each other Transaction Document to which such Excluded Subsidiary is a party (if any).

(c) Neither the execution and delivery of this Agreement or any other Transaction Document to which it is a party (if any), the performance of such Excluded Subsidiary’s obligations hereunder or thereunder, nor the consummation of the Transactions will (i) violate any Law to which such Excluded Subsidiary or any of such Excluded Subsidiary’s assets, rights or properties is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person any right under (including any right to accelerate, terminate, novate, modify or cancel), require any notice under or result in the loss or cancellation of benefits or rights under (in each case, with or without notice or lapse of time or both), any (A) Contract to which such Excluded Subsidiary is a party or by which it is bound or (B) any provision of the organizational documents of such Excluded Subsidiary, or (iii) result in the imposition or creation of (A) a Lien upon or with respect to any of the Interests or the Seller Interests or (B) a Lien (other than any Permitted Lien) upon or with respect to any of such Excluded Subsidiary’s assets.

(d) No Excluded Subsidiary is required to give any notice to, make any filing with, or obtain any Consent from any Governmental Entity or any other Person in order to execute and deliver this Agreement or the Transaction Documents to which it is a party (if any) perform such Excluded Subsidiary’s covenants hereunder or thereunder, and consummate the Transactions.

(e) There are no Actions pending, or threatened, against such Excluded Subsidiary that would adversely affect or materially impair or delay such Excluded Subsidiary’s performance under this Agreement or the other Transaction Documents to which it is a party (if any), the consummation of the Transactions.

(f) No Excluded Subsidiary has engaged or retained, and no Excluded Subsidiary has any Liability to pay any fees or commissions to, any broker, finder or agent with respect to the consummation of the Transactions or in connection with the negotiation thereof.

(g) Each Excluded Subsidiary agrees to be bound by the obligations of such Excluded Subsidiary contained in Section 6.9 and Section 6.10 of the Purchase Agreement to the same extent as if such Excluded Subsidiary were a party to the Purchase Agreement.

3

5. Restrictive Covenants. As an inducement to Buyer to execute and deliver the Purchase Agreement and the other Transaction Documents and to consummate the Transactions, and to preserve the goodwill associated with the Business, from and after the Closing Date through the fifth anniversary of the Closing Date, (X) the Seller and each Excluded Subsidiary will not, and will cause its respective Subsidiaries not to, and (Y) each Equityholder will not, and will cause his respective Affiliates (including, for the purposes of this Section 5 only, the Seller, the Excluded Subsidiaries and their Subsidiaries, for so long as such Excluded Subsidiaries and such Subsidiaries continue to be Affiliates of Seller) (collectively with the Persons included in clause (X), the “Non-Compete Parties” and each, a “Non-Compete Party”) not to, without the prior written consent of Buyer, directly or indirectly:

(a) be involved in, engage in or participate in, whether as employer, employee, consultant, independent contractor, agent or advisor of, or partner or owner of stock, equity or other financial interest in, any Person (including advertising or otherwise endorsing the products or services of, soliciting customers or otherwise serving as an intermediary for, or loaning money or rendering any other form of financial assistance to, any such Person), business or product or service line that competes with the Business as the Business is conducted on the date hereof or was conducted at any time during the 24-month period prior to the date hereof anywhere in the United States or any other country in which any of Buyer, Buyer’s direct and indirect Subsidiaries (including, from and after the Closing, the Company) and the respective successors and assigns of each of the foregoing (the “Buyer-Related Parties” and each, a “Buyer-Related Party”) is engaged in business as of the date hereof or has been engaged in business at any time during the 24-month period prior to the date hereof directly or indirectly (including through its dealers, distributors, agents or representatives) (the “Territory”); provided, that a violation of this Section 5(a) will not arise solely as a result of an investment by a Non-Compete Party in shares of stock or other interest of a Person or any of its direct or indirect subsidiaries listed on a national securities exchange or quotation system or traded in the over-the-counter market if such Non-Compete Party does not (i) directly or indirectly hold, beneficially or of record, in the aggregate more than a total of two percent of all such shares of stock or other interest issued and outstanding and (ii) serve as an officer, director, manager, employee, agent, or representative of, or consult to, such Person or any of its direct or indirect subsidiaries;

(b) solicit, or attempt to solicit, any Person that is or has been a customer, client, supplier, vendor, distributor, licensor, licensee or any other business relation of any Acquired Company or the Business at any time during the 24-month period prior to the date hereof to purchase from any source other than such Acquired Company or the Business any product or service supplied or provided by any Acquired Company or the Business as of the date hereof or at any time during the 24-month period prior to the date hereof, or to cease doing business with, refuse to do business with or to adversely alter or limit its business relationship with any Acquired Company or the Business;

(c) (i) solicit, induce or influence, or attempt to solicit, induce or influence, any employee of, or consultant to, any Acquired Company to either leave his or her employment or engagement, as applicable, or materially and adversely change such employment or engagement with such Acquired Company, other than solicitations through general advertising media not targeted specifically at employees of or consultants to any Acquired Company or (ii) hire any individual who is, or at any time during the 12-month period prior to the date hereof has been, an employee (including those who respond to general solicitations permitted by clause (i) preceding), consultant or worker of any Acquired Company to provide services (as an employee, consultant, worker or otherwise) to any Person other than such Acquired Company; provided, that this clause (ii) will not prohibit the hiring of any Person (x) whose employment with an Acquired Company has been terminated by such Acquired Company at least six months prior to the date of hiring or (y) who has contacted such Non-Compete Party on his or her own initiative, in the case of each of clauses (x) and (y) without any direct or indirect solicitation, inducement or influence by or on the behalf of such Non-Compete Party as described in clause (i) hereof;

4

(d) assist, advise, instruct, aid or encourage any other Person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of this Section 5 if such activity were carried out by such Non-Compete Party, either directly or indirectly, and in particular such Equityholder agrees that he will not, directly or indirectly, individually or together with any other Person, induce any employee, consultant or worker of a Buyer-Related Party to carry out, directly or indirectly, any such competitive activity;

(e) engage in any practice the purpose of which is to evade the provisions of this Section 5; or

(f) make (or cause to be made) to any Person any statement that such Non- Compete Party knows to be, or that would reasonably be understood to be, disparaging or derogatory or otherwise negative or false concerning any Buyer-Related Party, or any of its or their respective officers, directors, employees, managers, consultants, partners, direct or indirect equityholders, members, Affiliates, owners or agents (or any of its or their products or services);

provided, that this Section 5 will not prohibit (x) the employment or engagement as a consultant of an Equityholder by any Buyer-Related Party following the Closing and any actions taken by such Equityholder solely in the course of fulfilling his duties as an employee or consultant of a Buyer-Related Party or (y) the ownership or operation of the business of the Excluded Subsidiaries, as such business is conducted as of the date hereof (the “Excluded Business”). Recognizing the specialized nature of each of the Business and the business of the Buyer-Related Parties, each Equityholder acknowledges and agrees that the duration, geographic scope and activity restrictions of the covenants set forth in this Section 5 are reasonable.

6. Indemnification.

(a) Except to the extent included in Indebtedness or Final Working Capital, each Equityholder will indemnify Buyer and each Acquired Company, jointly and severally with Seller pursuant to this Agreement and the Purchase Agreement, from, and will defend them and hold Buyer and each Acquired Company harmless against, any losses asserted by Buyer or any Acquired Company based upon, arising out of, with respect to or by reason of (i) Fraud and (ii) all Pre-Closing Taxes.

(b) Seller and each Excluded Subsidiary will indemnify Buyer and each Acquired Company from, and will defend and hold them harmless against, (i) any losses asserted by Buyer or any Acquired Company against such Excluded Subsidiary within five years following the Closing based upon, arising out of, with respect to or by reason of any Liability that is attributable to the ownership and operation of the Excluded Business by such Excluded Subsidiary, and (ii) any losses asserted by Buyer or any Acquired Company based upon, arising out of, with respect to or by reason of any indemnification obligations asserted against the Buyer or any Acquired Company pursuant to Section 7 of the Striping TSA with respect to clause (d) and clause (e) of the definition of Excluded Liabilities (as defined therein).

(c) In addition, if Seller or any Excluded Subsidiary fails to honor its obligations to indemnify Buyer or any Acquired Company under this Agreement, then the Equityholders will be responsible for such obligations to the same extent as Seller or any such Excluded Subsidiary, as applicable.

(d) The Person making a claim under this Section 6 is referred to as the “Indemnified Party”, and the Person against whom such claims are asserted under this Section 6 is referred to as the “Indemnifying Party”.

5

(e) If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party or an Affiliate of a Party or a representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof, but in any event not later than fifteen Business Days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or otherwise prejudices the rights of the Indemnifying Party to defend the applicable Third-Party Claim. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if Seller is the Indemnifying Party, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim that (i) is asserted directly by or on behalf of a Person that is a supplier, customer or other material business relationship of the Acquired Companies or the Business, (ii) seeks an injunction or other equitable relief against the Indemnified Party, or (iii) if adversely determined, would otherwise be expected to have a material adverse impact on the Business or the operations of the Acquired Companies. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 6(f), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the sole expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to notify the Indemnified Party in writing of its election to defend as provided in this Agreement within thirty days of the receipt of such notice, or fails to diligently defend such Third-Party Claim, the Indemnified Party may, subject to Section 6(f), pay, compromise or defend such Third-Party Claim and seek indemnification for any and all losses based upon, arising from or relating to such Third-Party Claim. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(f) Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6(f). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6(f), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

6

(g) Any Action by an Indemnified Party on account of a loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, unless such failure has a prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(h) Notwithstanding any provision of this Agreement to the contrary, in the event of any conflict or overlap between the provisions of this Section 6 and Section 6.2(g) of the Purchase Agreement, Section 6.2(g) of the Purchase Agreement shall control. In addition, if Seller fails to assert its rights under Section 6.2(g) of the Purchase Agreement, then the Equityholders will be entitled to such rights to the same extent as Seller.

7. Release. Except for the obligations of Buyer arising under this Agreement or the Transaction Documents, each Equityholder, on his own behalf and on behalf of his respective representatives, agents, trustees, beneficiaries, successors, assigns, heirs and Affiliates, does hereby irrevocably, unconditionally, voluntarily, knowingly, fully, finally and completely forever release and discharge each of Buyer, the Acquired Companies, and their respective parents, subsidiaries, divisions, Affiliates, successors, assigns and predecessors and their present and former owners, stockholders, equityholders, representatives, successors, beneficiaries, heirs and assigns, individually and collectively (the “Released Parties”), from, against and with respect to any and all actions, accounts, causes of action, complaints, charges, covenants, contracts, agreements, liabilities, defenses, duties, executions, fees, injuries, interest, judgments, penalties, promises, reimbursements, remedies, suits, sums of money, and torts, of whatever kind or character, whether in law, equity or otherwise, direct or indirect, fixed or contingent, foreseeable or unforeseeable, liquidated or unliquidated, known or unknown, matured or unmatured, absolute or contingent, determined or determinable, that such Equityholder, or his representatives, agents, trustees, beneficiaries, successors, assigns, heirs and Affiliates, ever had or now has, or may hereafter have or acquire, against the Released Parties that arise out of or in any way relate, directly or indirectly, to any matter, cause or thing, act or failure to act whatsoever with respect to the Acquired Companies or any of their respective affairs occurring at any time on or prior to the Closing Date, including the ownership, operation, business, affairs, management, prospects or financial condition of the Acquired Companies.

7

8. General Provisions.

(a) This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b) Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement; provided, that the foregoing provision shall not apply with respect to any indemnifiable losses under this Agreement or the Purchase Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, (a) each Party recognizes and acknowledges that a breach by it of any covenants, agreements or obligations contained in this Agreement shall cause the other Party to sustain irreparable harm for which it would not have an adequate remedy at Law, and therefore in the event of any such breach the aggrieved Party shall, without the posting of bond or other security (any requirement for which each Party hereby waives), be entitled to seek the remedy of specific performance of such covenants, agreements and obligations, including injunctive and other equitable relief, in addition to any other remedy to which it might be entitled; (b) a Party shall be entitled to seek an injunction or injunctions to prevent breaches of any covenants, agreements or obligations contained in this Agreement; and (c) in the event that any Action is brought in equity to enforce such covenants or agreements, neither Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at Law.

(d) Section 10.2 (Entire Agreement), Section 10.3 (Succession and Assignment), Section 10.6 (Counterparts), Section 10.7 (Headings), Section 10.8 (Notices), provided that any such notice must be sent: (a) if to Buyer, to Buyer’s at the address or email address specified for such communications to Buyer in the Purchase Agreement, or at such other address as Buyer shall have specified to the other parties hereto in writing and (b) if to any Ozark Party, to Seller at the address or email address specified for such communications to Seller in the Purchase Agreement, or at such other address as Seller shall have specified to the other Parties in writing (for the avoidance of doubt, any notices, requests, demands, claims, waivers, consents, and other communications deliverable to an Ozark Party may be delivered in accordance with the provisions of this Section 8 to Seller, which delivery will be deemed effective with respect to such Ozark Party), Section 10.9 (Governing Law; Venue), Section 10.10 (Waiver of Jury Trial), Section 10.11 (Amendments and Waivers), Section 10.12 (Severability), Section 10.14 (Construction), Section 10.15 (Incorporation Exhibits and Schedules), and Section 10.17 (Electronic Delivery) of the Purchase Agreement are each hereby incorporated herein by reference and shall apply as if fully set forth herein, mutatis mutandis.

* * * * *

8

In Witness Whereof, the Parties have caused this Agreement to be duly executed as of the date first above written.

Buyer:

Ingevity Corporation

By:	/s/ John Fortson
Name:	John Fortson
Title:	President and Chief Executive Officer

[Signature Page to Transaction Support Agreement]

9

Ozark Parties:

Ozark Holdings, Inc.

By:	/s/ Leon M. Gross, III
Name:	Leon M. Gross, III
Title:	President and Secretary

/s/ William H. Carr
William H. Carr

/s/ Jerry N. Carr
Jerry N. Carr

/s/ Leon M. Gross, III
Leon M. Gross, III

Ozark Traffic Management, LLC

By:	/s/ Leon M. Gross, III
Name:	Leon M. Gross, III
Title:	Manager

Ozark Distribution Services, LLC

By:	/s/ Leon M. Gross, III
Name:	Leon M. Gross, III
Title:	Manager

Ozark Safety Services, LLC

By:	/s/ Leon M. Gross, III
Name:	Leon M. Gross, III
Title:	Manager

Ozark HOLDINGS of Florida, LLC

By:	/s/ Leon M. Gross, III
Name:	Leon M. Gross, III
Title:	Manager

Mobile holding company, LLC

By:	/s/ Leon M. Gross, III
Name:	Leon M. Gross, III
Title:	Manager

[Signature Page to Transaction Support Agreement]

10

Exhibit A

Excluded Subsidiaries

1.	Ozark Traffic Management, LLC, an Alabama limited liability company
2.	Ozark Distribution Services, LLC, a Louisiana limited liability company
3.	Ozark Safety Services, LLC, an Alabama limited liability company
4.	Ozark Holdings of Florida, LLC, an Alabama limited liability company
5.	Mobile Holding Company, LLC, an Alabama limited liability company

[Exhibit A to Transaction Support Agreement]